SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THQ INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3541686 (I.R.S. Employer Identification No.)

27001 Agoura Road, Suite 325
Calabasas Hills, California 91301
(Address of Principal Executive Offices with Zip Code)

THQ INC.

SECOND AMENDED AND RESTATED NONEXECUTIVE EMPLOYEE STOCK OPTION PLAN
(Full Title of Plan)

BRIAN J. FARRELL
President and Chief Executive Officer
THQ Inc.
27001 Agoura Road, Suite 325
Calabasas Hills, California 91301
(818) 871-5000
(Name, Address and Telephone Number,
including Area Code, of Agent For Service)

Copies to:

CATHERINE E. ALBRIGHT, Esq.
Sidley Austin Brown & Wood LLP
555 West Fifth Street
Los Angeles, California 90013
(213) 896-6019

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to Be	Amount to Be	Offering Price	Aggregate	Amount of
Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee(1)

Common Stock (2), $0.01 par value	750,000	$30.05	$22,537,500.00	$2,073.45

(1)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based upon the exercise price of $30.05, the average of the high and low prices of the above described shares on the NASDAQ National Market System on June 19, 2002 as reported by the National Association of Securities Dealers Automated Quotation System.

(2)	Each share of common stock includes rights to purchase Series A Junior Participating Preferred Stock pursuant to a rights agreement between THQ Inc. and Computershare Investor Services, LLC, as Rights Agent.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Pursuant to General Instruction E to Form S-8, this registration incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-62502, filed by THQ Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 7, 2001.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on January 9, 1998 (File No. 333-32221) (the “S-3 Registration Statement”)).

4.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the S-3 Registration Statement).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, dated June 22, 2000).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit A to Exhibit 1 of Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on August 28, 2001 (File No. 001-15959)).

4.6	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

4.7	THQ Inc. Second Amended and Restated Nonexecutive Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002).

4.8	Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (File No. 001-15959), filed on August 28, 2001).

4.9	First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002 between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 2 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-18813), filed on April 12, 2002).

4.10*	Form of Nonexecutive Employee Stock Option Agreement.

5*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit 5).

24.1*	Powers of Attorney (Set forth on the signature page hereto).

*     Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas and State of California on June 21, 2002.

THQ Inc.

By:	/s/ FRED A. GYSI

Fred A. Gysi, Chief Financial Officer, Senior Vice President — Finance and Administration, Treasurer and Secretary

POWER OF ATTORNEY

     Each person whose signature to the Registration Statement appears below hereby appoints Brian J. Farrell and Fred A. Gysi, and each of them, his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BRIAN J. FARRELL Brian J. Farrell	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 21, 2002

/s/ LAWRENCE BURSTEIN Lawrence Burstein	Director	June 21, 2002

/s/ JEFFREY C. LAPIN Jeffrey C. Lapin	Vice Chairman of the Board of Directors and Chief Operating Officer	June 21, 2002

/s/ JAMES L. WHIMS James L. Whims	Director	June 21, 2002

/s/ L. GREG BALLARD L. Greg Ballard	Director	June 21, 2002

/s/ FRED A. GYSI Fred A. Gysi	Senior Vice President — Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 21, 2002

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on January 9, 1998 (File No. 333-32221) (the “S-3 Registration Statement”)).

4.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the S-3 Registration Statement).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, dated June 22, 2000).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit A to Exhibit 1 of Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on August 28, 2001 (File No. 001-15959)).

4.6	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

4.7	THQ Inc. Second Amended and Restated Nonexecutive Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002).

4.8	Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (File No. 001-15959), filed on August 28, 2001).

4.9	First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002 between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 2 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-18813), filed on April 12, 2002).

4.10*	Form of Nonexecutive Employee Stock Option Agreement.

5*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit 5).

24.1*	Powers of Attorney (Set forth on the signature page hereto).

*     Filed herewith

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